Exhibit 6.53.2

COLDWELL BANKER SOUTHERN COAST

COUNTEROFFER TO OR MODIFICATION OF THE UNACCEPTED ORIGINAL OFFER

Georgia REALTORS®

This Counteroffer is made at 9:30 o'clock p m. on the date of 04/10/2023.

2023 Printing

This is a Counteroffer to or modification of, as the case may be, (hereinafter collectively "Counteroffer") the unaccepted original offer set forth in the Purchase and Sale Agreement dated ______ including all exhibits attached hereto or incorporated by reference therein ("Original Offer") for property located at: ______, Hinesville, Georgia ______ ("Property").

A. Previous Counteroffers Rejected. The party making this Counteroffer acknowledges that in doing so: 1) it constitutes a rejection of the Original Offer as presented and all previous counteroffers; 2) the Original Offer and all previous counteroffers are no longer available for acceptance; 3) no previous counteroffer(s) shall be considered a part of any agreement between the parties; and 4) nothing requires the other party to continue the negotiations.

B. Relationship between Original Offer and This Counteroffer. The Original Offer is hereby incorporated by reference into this Counteroffer. However, the terms of this Counteroffer shall modify and control over any conflicting or inconsistent provisions contained in the Original Offer.

C. Effect of Accepting This Counteroffer. When this Counteroffer is signed by the Buyer and Seller and a copy of the same is delivered to both parties, the Original Offer as modified by this Counteroffer constitutes a legally binding agreement. Since the Original Offer (including all exhibits thereto) is incorporated by reference into this Counteroffer, only this Counteroffer needs to be signed to create a legally binding agreement between the parties.

D. Clean Copy of Agreement. At any time prior to closing, either party if so requested by the other shall sign a conformed or "clean" copy of the Agreement combining the terms of Original Offer with the controlling and supplemental provisions of this Counteroffer into one (1) document, including initialing or signing, as the case may be, all exhibits. (Include SS622 Conformed Copy of Agreement in conformed or "clean" copy of Agreement)

E. Terms and Conditions. The following terms and conditions of the Original Offer are modified as follows: ***[The sections not filled in or marked N/C (for "no change" which shall mean that no change is being proposed to that section of the agreement) shall not be a part of this Counteroffer and shall remain the same as set forth in the Original Offer.]***

Purchase Price of Property to be Paid by Buyer: $ 290,000	**Closing Costs:** **Seller's Contribution at Closing: $** 0
Closing and Possession. Closing Date shall be on or before 05/09/2023 with possession of the Property transferred to Buyer at ☑ Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).	
Holder of Earnest Money ("Holder"): (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) ______	**Closing Law Firm:**
Earnest Money: Earnest Money shall be paid by ☑ check ☐ ACH ☐ cash or ☑ wire transfer of immediately available funds as follows: ☐ 1. $ ______ as of the Offer Date. ☑ 2. $10,000 within 3 days from the Binding Agreement Date. ☐ 3. ______	
Inspection and Due Diligence. Property is being sold subject to a Due Diligence Period of 14 days from the Binding Agreement Date.	
Time Limit of this Counter Offer: This Counteroffer, which incorporates and controls over the Original Offer, shall expire at 11:59 o'clock p .m. on the date of 04/11/2023 unless prior to that time it is accepted in writing and notice (as that term is defined in the Original Offer) is delivered to the party who made the Counteroffer.	

Buyer(s) Initials ______ ______ Seller(s) Initials ______ ______

F. <u>Other Modifications to the Original Offer</u>:

1. All parties acknowledge and agree that the Community Association Disclosure shall be added as Exhibit B to the Purchase and Sale Agreement.
2. All parties acknowledge and agree that the Declaration of Covenants, Conditions and Restrictions shall be added as Exhibit C to the Purchase and Sale Agreement.
3. All parties acknowledge and agree that the Seller's Property Disclosure Statement shall be added as Exhibit D to the Purchase and Sale Agreement.
4. All parties acknowledge and agree that the Liberty County Property Record card shall be added as Exhibit E to the Purchase and Sale Agreement.
5. All parties acknowledge and agree that the legal description as described on page 1 of the Purchase and Sale Agreement line 1-b (3) shall be referenced as deed book 2167 / page 222.
6. All parties acknowledge and agree that the Seller's broker is Coldwell Banker Southern Coast and is representing the seller as a client.
7. All parties acknowledge and agree that there are no material relationships to be disclosed by either brokerage.
8. Seller does NOT agree with the attached "Arrived Addendum" as stated in the Special Stipulations and it's language does NOT control.

______________________________NOTHING FOLLOWS______________________________

☐ **Additional pages are attached.**

Buyer(s) Initials _______ _______ Seller(s) Initials _________ _______

This Counteroffer is made at 9:30 **o'clock** P **m. on the date of** 04/10/2023.

By signing this Counteroffer, Buyer and Seller acknowledge that they have each read and understood this Counteroffer and agree to its terms.

Buyer Acceptance and Contact Information

1 Buyer's Signature

4/11/2023

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 Buyer's Signature

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

1 Seller's Signature

04/10/2023

Seller's Address for Receiving Notice

Seller's Phone Number: ☑ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 Seller's Signature

04/10/2023

Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☑ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Buyer Brokerage Firm

4/11/2023

Broker/Affiliated Licensee Signature Date

Print or Type Name GA Real Estate License #

Licensee's Phone Number Fax Number

Licensee's E-mail Address

REALTOR® Membership

Broker's Address

Broker's Phone Number Fax Number

MLS Office Code Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

Seller Brokerage Firm

Broker/Affiliated Licensee Signature Date

Print or Type Name GA Real Estate License #

Licensee's Phone Number Fax Number

Licensee's Email Address

REALTOR® Membership

Broker's Address

Broker's Phone Number Fax Number

MLS Office Code Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of 4/12/2023 and has been filled in by ________.